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                              TERMINATION AGREEMENT

     AGREEMENT made this 12th day of September 1997, between ARIEL CORPORATION, a Delaware corporation, hereinafter called the "Employer," and Jeffrey Sasmor, hereinafter called the "Employee."

     WHEREAS. Employee and Employer entered into a written agreement dated January 1, 1997 (the "Employment Agreement"); and

     WHEREAS, on February 19, 1997 Employee executed a "Non-Competition, Non-Disclosure and Non-Solicitation Agreement" which is hereinafter referred to as the "Non-Compete Agreement"; and

     WHEREAS, pursuant to the terms of the Employment Agreement, Employee would be entitled to a payment in the amount of two (2) years base salary upon termination of his employment; and

     WHEREAS, the Employee and Employer now desire to mutually terminate the Employment Agreement and all employment thereunder and to modify the terms and provisions of the Non-Compete Agreement under the terms and conditions contained herein;

     NOW THEREFORE, in consideration of their mutual promises set forth herein, the sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

     1. Termination of Employment and Employment Agreement. Employer and Employee hereby mutually agree that the employment of Employee by Employer is hereby terminated, which termination shall be effective as of September 26, 1997 (the "Termination Date") and that the Employment Agreement dated January 1, 1997 is hereby mutually terminated as of the Termination Date. The termination of employment hereunder shall be deemed to be a termination of employment "without cause" as such term was utilized in the Employment agreement. The terms and conditions of this Agreement shall be deemed irrevocable upon the execution hereof by Employer and Employee, except upon the mutual agreement of both parties.

     2. Compensation to Employee. In consideration for Employee executing this Agreement and foregoing certain rights to compensation he would have under the Employment Agreement, Employer shall pay the following compensation to Employee:

          A. Final Payroll Period(s) from execution of this agreement through Termination Dare. Employer will pay Employee compensation for the Final Payroll Period or periods at his current base pay rate, less federal and state tax withholding and FICA taxes.

          B. Vesting of Stock Options. All of the following stock options in the Employer's Company stock (NASDAQ:ADSP) shall be deemed currently and completely vested and immediately exercisable.

                           Number of 0ptions             Exercise Price
                           ============================================
                           75,750                        $2.45
                           --------------------------------------------
                           40,000                        $7.125
                           --------------------------------------------

          C. Additional Compensation. In addition to payment for the Final Payroll Period (2A), Employer shall also pay to Employee nineteen months salary at the base rate specified in the Employment Agreement. This additional compensation shall be paid on the date or dates specified:

               i. On the date hereof, payment of Eighty Thousand and no/lO0 Dollars ($80,000.00). Employee shall not perform any services for this compensation.

               ii. The Remaining Compensation is $205,000. Employee shall not perform any services for this compensation. This sum will be paid in two equal installments on January 2, 1998 and July 1, 1998. Employer shall pay this amount to Employee in cash. In the event that the Employer is acquired, merged with another company, or is a party to some other type of business reorganization prior to July 1, 1998, then the amount still due of the Remaining Compensation will be paid in cash on the date of consummation of such acquisition, merger, or reorganization.

          D. Reimbursement of Business Expenses. On the termination date, Employer will pay or have paid all outstanding business expenses as final reimbursement to Employee. Employer warrants that it will assume responsibility for all amounts due to third parties insofar as such amounts are related to business expenses incurred by Employee, and for business accounts instantiated for the Employer by the Employee.


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     3.   Return of Credit Cards. Employee hereby acknowledges and represents that he has returned to Employer all credit cards furnished for his use. Employee hereby agrees not to use said credit cards past the Termination Date.

     4. Non-Compete Agreement. Employer and Employee agree that the terms of the Non-Compete Agreement shall continue in full force and effect except, (i) Section 2 thereof is hereby modified to permit Employee's continued use of the items described in Section 7 hereof; and, (ii)
          Section 3 thereof (entitled "Solicitation of Customers; Non-Competition") is hereby DELETED in its entirety and of no force or effect; and, (iii) Section 4 thereof ("Assignment to Company") is modified to delete the phrase "or other relationship with the Company".

     5. Resignation of Office. On the Termination Date, Employee shall resign as an officer of Employer, but shall continue to serve as a Director and may continue after the date hereof to again seek reelection to the Board of Directors if he desires.

     6. Insurance. Employer shall continue, at its sole cost and expense, the presently existing health insurance and dental coverage for Employee and his family through and including December 31, 1998. In the event that Employer cannot for any reason continue Employee and his family on the Employer's group policy it agrees to immediately reimburse Employee for the cost of obtaining similar coverage on a private, individual, or family basis. On the Termination Date, Employer may terminate any existing life insurance and group disability coverage currently maintained for Employee. Employer agrees to execute such additional instruments and/or documentation after the date hereof to carry out the terms and conditions of this paragraph.

     7. Continued Services, Use of Equipment, and Software License. Employee shall after the termination date be permitted to utilize Employer's CAD libraries for non-competitive products. For a period of six (6) months after the Termination Date, Employee shall be permitted at no charge to continue using Employer's voice-mail system, and to have E-mail forwarded. Employer gives to Employee a fully-paid, royalty-free, non-exclusive, unlimited source- and object-code license to the software technology embodied in the "SDI," "BUG-56," and "DSP-56 SCSI DRIVER" products. Employer agrees to execute such additional documents and instruments that may be necessary to carry out the provisions of this paragraph.

     8. Debts. On the date hereof, Employer agrees that Employee has discharged all outstanding debts, if any, to Employer.

     9. Default. In the event that either party shall default in the performance of this Agreement, the parties hereby agree that either party may seek damages as may be permitted by law and/or the enforcement of this Agreement by specific performance.

     10. Amendments. This Agreement may not be modified, altered, amended, changed, waived, or terminated, except pursuant to a writing signed by the party to be charged herewith.

     ii. Notices. Any and all notices and other correspondence required or permitted to be given hereunder shall be in writing and shall either be personally delivered or sent by United States certified or registered mail, return receipt requested, with full postage prepaid and addressed to the parties at their respective addresses set forth (or to such other address as the parties may from time to time designate by notice to the others given in the foregoing manner) and, if so mailed as aforesaid, shall be deemed effectively given and received upon mailing.

     12. Entire Agreement. This writing contains the entire agreement of the parties hereto, and no agreements, promises, covenants, representations, warranties, or indemnities have been made or relied upon by any of them other than those that are expressly herein set forth.

     13. Binding Effect. This agreement shall be binding upon and inure to the benefit of the successors and assigns of the Employer, and the heirs, representatives, and beneficiaries of the Employee.

     14. No Waiver. The failure by any party hereto to object or take affirmative action with respect to any conduct of any other party which is in violation of this Agreement shall not constitute, nor be construed as, a waiver thereof, or of any future breach or subsequent wrongful conduct.

     15. Captions. All paragraph headings used herein are included for the convenience of reference purposes only and shall be accorded no consideration in the interpretation of the provisions, terms and conditions hereof.


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     16.  Multiple Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original hereof, but all of which, when taken together, shall constitute one and the same instrument, and, in making proof of this Agreement, it shall not be necessary for any party to produce or account for one
          (1) such counterpart.

          IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement the day and year first above written.

                                    EMPLOYER:
                                    Ariel Corporation, a Delaware Corporation

                                    By: /s/ Brain Hoerl                    , as
-----------------------------           ----------------------------------

                                    Title: PRESIDENT
-----------------------------              -------------------------------
        Witnesses


                                    EMPLOYER:


                                    /s/ Jeffrey Sasmor
-----------------------------       --------------------------------------
                                    Jeffrey Sasmor

-----------------------------
        Witnesses



STATE OF NEW JERSEY           )

COUNTY OF __________________ )


     BEFORE ME personally appeared BRAIN HOERL as PRESIDENT of Ariel Corporation, A Delaware Corporation, to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

STATE OF NEW JERSEY           )

COUNTY OF ILLEGIBLE           )

     BEFORE ME personally appeared Jeffrey Sasmor, to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

                                    /s/ Stephen E. Cook
                                    ------------------------------
                                    NOTARY PUBLIC
                                    State of New Jersey at Large
                                    My commission expires:   5/2/2002


                                                      STEPHEN E. COOK
                                                Notary Public of New Jerseyy
                                              My Commission Expires May 2, 2002




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